Exhibit 99.1

For immediate release

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Ed Arditte
	609-720-4261	609-720-4621
	pfitzhenry@tyco.com	Karen Chin
609-720-4398

Tyco International’s ADT Security Business Acquires

Leading Advanced Systems Integration Company

Acquisition of FirstService Security Business Strengthens ADT North America’s Systems
Integration Platform

PEMBROKE, Bermuda. — April 14, 2008 — Tyco International Ltd. (NYSE: TYC, BSX: TYC) announced today that its ADT Security business has reached an agreement to acquire FirstService Security, a division of FirstService Corporation (NASDAQ: FSRV; TSX: FSV and FSV.PR.U) for approximately $187 million.  FirstService Security operates under the Security Services & Technologies (SST) brand name in the United States and under the Intercon Security brand name in Canada.

FirstService Security is a leading commercial security systems integrator and provides a full range of integrated security systems services, including design, engineering, installation, servicing and monitoring of access control, closed-circuit television and intrusion systems.  The business had revenues of more than $200 million during the last 12 months and employs approximately 2,400 people with 17 offices in the U.S. and Canada.

 “This is an important strategic acquisition that expands and complements the advanced systems integration expertise ADT offers our commercial customers.” said John Koch, president of ADT North America.  “Commercial sales represent the largest component of our business and FirstService Security strengthens our presence and provides growth opportunities in key vertical markets such as banking and energy.”

The transaction is expected to close as soon as practicable following receipt of required regulatory approvals and satisfaction of other customary closing conditions.

ABOUT TYCO INTERNATIONAL

Tyco International (NYSE: TYC) is a diversified, global company that provides vital products and services to customers in more than 60 countries. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. Tyco had 2007 revenues of more than $18 billion and has 118,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

ABOUT ADT WORLDWIDE

ADT, a unit of Tyco International, is the largest provider of electronic security services to more than seven million residential, commercial, government customers.  ADT’s total security solutions include: intrusion, video, electronic article surveillance, integrated systems, critical condition monitoring and radio frequency identification (RFID).  For additional information about ADT, visit the company’s Web site at www.adt.com.

FORWARD-LOOKING INFORMATION

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007 and quarterly report on Form 10-Q for the period ended December 28, 2007.

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